SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2005

CuraGen Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-23223	06-1331400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Long Wharf Drive, 11th Floor

New Haven, Connecticut 06511

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 401-3330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On July 26, 2005, 454 Life Sciences (“454”), a majority-owned subsidiary of CuraGen Corporation, announced the achievement of all initial milestones under their exclusive world-wide agreement with Roche Diagnostic Group (“Roche”), bringing the total milestone payments received by 454 from Roche to $11.5 million.

In May 2005, 454 and Roche entered into an exclusive 5-year, world-wide agreement for the promotion, sale, and distribution of 454’s Genome Sequencing Systems, including proprietary kits and reagents. Under the terms of the agreement, 454 will receive up to $62 million dollars in license fees, milestones related to instrument releases, minimum royalties and research funding.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) The following exhibit is furnished with this report:

Exhibit Number	Description
99.1	Press release of Registrant dated July 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION
(Registrant)

Date: July 26, 2005	By:	/s/ David M. Wurzer
	Name:	David M. Wurzer
	Title:	Executive Vice President and
Chief Financial Officer